                                                                     EXHIBIT 4.3

                               [FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

                       HARBORSIDE HEALTHCARE CORPORATION

                 11% SENIOR SUBORDINATED DISCOUNT NOTE DUE 2008
No.1                                                            CUSIP No.[   ]


          $170,000,000           Principal Amount at Maturity

     The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date: [       ], 1998               Original issue discount under Section
                                          1273 of the Internal Revenue Code (for
                                          each $1,000 principal amount): $964.75

Yield to maturity for period from Issue   Issue Price (for each $1,000 principal
Date to August 1, 2003: 11%, compounded   amount):  $585.25
semi-annually on August 1 and February 1, commencing February 1, 2004

     HARBORSIDE HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED AND SEVENTY MILLION DOLLARS AND NO/100 ($170,000,000) on August 1, 2008.

     Interest Payment Dates:     February 1 and August 1, commencing February 1,
                                 2004

     Regular Record Dates:       January 15 and July 15

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated: [           ], 1998
                                        HARBORSIDE HEALTHCARE CORPORATION

                                        By:________________________________
                                             Name:
                                             Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities referred to in the within-mentioned
Indenture.

                                        UNITED STATES TRUST COMPANY

                                        OF NEW YORK, as Trustee

                                        By:________________________________
                                               Authorized Signatory

                          [REVERSE SIDE OF SECURITY]

                 11% Senior Subordinated Discount Note due 2008

1.        INTEREST
          --------

     HARBORSIDE HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

     The Company will pay interest semiannually on August 1 and February 1 of each year commencing February 1, 2004; provided that no interest shall accrue on
                                       --------
the principal amount of this Security prior to August 1, 2003 (the "Full Accretion Date"), and no interest shall be paid on this Security prior to the Full Accretion Date.

     Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.        METHOD OF PAYMENT
          -----------------

     The Company will pay interest (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.        PAYING AGENT AND REGISTRAR
          --------------------------

     Initially, UNITED STATES TRUST COMPANY OF NEW YORK (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.        INDENTURE
          ---------

     The Company issued the Securities under an Indenture dated as of July 31, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (Sections)
                                                              ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the

Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are unsecured senior subordinated obligations of the Company. Subject to the conditions set forth in the Indenture, the Company may issue Additional Securities.

5.        OPTIONAL REDEMPTION
          -------------------

     Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Company's option prior to August 1, 2003. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          Year                    Redemption Price
          ----                    ----------------
          2003                          105.500%
          2004                          103.667%
          2005                          101.883%
          2006 and thereafter           100.000%

     In addition, at any time and from time to time, prior to August 1, 2001, the Company may redeem up to 35% of the sum of (i) the aggregate principal amount at maturity of Securities and (ii) the aggregate principal amount at maturity of any Additional Securities at a redemption price of 111% of the Accreted Value thereof (determined at the redemption date) to the redemption date, with the net cash proceeds received by the Company of a public offering of common stock of the Company, provided that at least 65% of the sum of (i) the
                             --------
aggregate principal amount at maturity of Securities and (ii) the aggregate principal amount at maturity of any Additional Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that
                                                         --------  -------
such redemption shall occur within 60 days of the date of the closing of such public offering.

     At any time on or prior to August 1, 2003, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof (determined at the redemption date) plus the Applicable Premium to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.        SPECIAL MANDATORY REDEMPTION
          ----------------------------

     In the event that the Merger is not consummated prior to the earlier to occur of (i) January 10, 1999 and (ii) if it appears, in the sole judgment of the Company, that the Merger shall not be consummated, the date on which notice of same is delivered by the Company to the Escrow Agent and the Trustee, the Company shall be required to redeem the Securities, in whole, on at least 15 days' prior written notice mailed by first class mail to each Holder's last address as it appears in the Securities Register, at a redemption price equal to 101% of the Accreted Value of the Securities on the date of repurchase to the redemption date.

7.        NOTICE OF REDEMPTION
          --------------------

     Notice of redemption will be mailed by first-class mail at least 30 days (or in the case of a Special Mandatory Redemption described in paragraph 6 hereof, 15 days) but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities in an aggregate principal
                      --------
amount at maturity of $1,000 or less shall be redeemed in part.

     If money sufficient to pay the redemption price of and accrued interest (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.        REPURCHASE AT THE OPTION OF THE HOLDER
          --------------------------------------

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

9.        SUBORDINATION
          -------------

     The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.       DENOMINATIONS; TRANSFER; EXCHANGE
          ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.       PERSONS DEEMED OWNERS
          ---------------------

     The registered Holder of this Security may be treated as the owner of it for all purposes.

12.       UNCLAIMED MONEY
          ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.       DISCHARGE AND DEFEASANCE
          ------------------------

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.       AMENDMENT, WAIVER
          -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision of the Indenture may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company*s or any Guarantor*s obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee or collateral in accordance with the provisions of the Indenture or Pledge Agreement, as the case may be, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors in good faith, does not have a material adverse effect on the legal rights under this Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of the Indenture.

15.       DEFAULTS AND REMEDIES
          ---------------------

     Under the Indenture, an Event of Default occurs if: (i) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X of the Indenture, and such default continues for a period of 30 days; (ii) the Company defaults in the payment of the principal of or premium, if any, on the Securities, whether or not such payment shall be prohibited by Article X of the Indenture; (iii) the Company fails to comply with other covenants and agreements in the Indenture, subject to applicable grace periods as set forth in the Indenture; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Restricted Subsidiary that is a Significant Subsidiary occur if the amount accelerated (or so unpaid) exceeds $15,000,000; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and any Restricted Subsidiary which is a Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $15,000,000 against the Company or any Restricted Subsidiary that is a Significant Subsidiary; and (vii) except as is permitted by the Indenture, a Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall for any reason cease to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under the Indenture or its Security Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interest of the Holders.

16.       TRUSTEE DEALINGS WITH THE COMPANY
          ---------------------------------

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.       NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
          -----------------------------------------------------------
STOCKHOLDERS
------------

     No director, officer, employee, incorporator, stockholder or Affiliate of the Company, as such, will have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator, stockholder or Affiliate of any of the Guarantors, as such, will have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

18.       GOVERNING LAW
          -------------

     THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
     --------------------------------------------------------------------------
LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF
-------------------------------------------------------------------------------
CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
--------------------------------------------------------------------------
JURISDICTION WOULD BE REQUIRED THEREBY.
--------------------------------------

19.       AUTHENTICATION
          --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.       ABBREVIATIONS
          -------------

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

21.       CUSIP NUMBERS
          -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

          HARBORSIDE HEALTHCARE CORPORATION
          c/o Gibson, Dunn & Crutcher LLP
          200 Park Avenue, 48th Floor
          New York, New York  10166
          Attention:  Joerg H. Esdorn, Esq.

                                TRANSFER NOTICE

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

____________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

____________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________ attorney to transfer said
Security on the books of the Company with full power of substitution in the premises.


                       OPTION OF ORDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

          [_]  4.06 Asset Sale     [_]  4.08 Change of Control

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: $______.


Date:______________ Your Signature: ______________________________________
                            (Sign exactly as your name appears on the other side of the Security)


                                         _________________________
                                         Tax I.D. number




Signature Guarantee:_____________________________________
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)